THE MIDLAND COMPANY AND SUBSIDIARIES
	Exhibit (21) - Subsidiaries of the Registrant
		      December 31, 2000


	The subsidiaries of the Registrant as of December 31, 2000, all of which are included in the consolidated financial statements, are as follows:

								   Percentage
						     State of       of Voting
						   Incorporation   Stock Owned
						   -------------   -----------
M/G Transport Services, Inc.                            Ohio            100
Midland - Guardian Co.                                  Ohio            100
MGT Services, Inc.                                      Ohio            100

SUBSIDIARIES OF MIDLAND - GUARDIAN CO.:
American Modern Insurance Group, Inc.                   Ohio            100
Marbury Agency, Inc.                                    Ohio            100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.:
American Modern Home Insurance Company                  Ohio            100
American Family Home Insurance Company                Florida           100
American Modern Life Insurance Company                  Ohio            100
Lloyds Modern Corporation                              Texas            100
American Modern Home Service Company                    Ohio            100
Modern Services Group, Inc.                             Ohio            100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.:
American Modern Lloyds Insurance Company               Texas            100
American Southern Home Insurance Company              Florida           100
American Western Home Insurance Company               Oklahoma          100
G.U.I.C. Insurance Company                              Ohio            100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.:
Modern Life Insurance Company of Arizona, Inc.        Arizona           100

SUBSIDIARY OF MODERN SERVICES GROUP, INC.:
Sunbelt General Agency, Inc.                          Alabama           100
The Atlas Insurance Agency, Inc.                        Ohio            100
Midwest Enterprises, Inc.                             Florida           100
Manufactured Homes Acceptance Corporation               Ohio            100
MHAC Insurance Agency, Inc.                             Ohio            100
Service Sentry Warranty Corporation                     Ohio            100
North American Insurance Agency Corporation           Michigan          100
AMH Insurance Agency of Georgia, Inc.                 Georgia           100

	The name of three wholly - owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.